Exhibit 99.1
Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1900 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the 2012 UBS Global Oil & Gas Conference

NEW ORLEANS, May 14, 2012 – Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, Executive Vice President and Chief Operating Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2012 UBS Global Oil & Gas Conference in Austin, Texas, on Tuesday, May 22, 2012, at approximately 10:30 a.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on May 22, 2012, at approximately 4:00 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 342 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

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